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                                                                    EXHIBIT 99.1



                        FINANCIAL STABILITY CERTIFICATION

         In accordance with Section 9.5 of the Amended and Renegotiated Casino Operating Contract dated as of October 30, 1998, as amended (the "Casino Contract"), Jazz Casino Company, LLC ("JCC") and Harrah's New Orleans Management Company (the "HNOMC") submit the following certification establishing compliance with the requirements of Sections 9.5(a) through 9.5(d) of the Casino Contract for the preceding calendar quarter (from April 1, 2000 to June 30, 2000 -- the "Preceding Calendar Quarter"). Based upon the independent roles and activities of JCC, owner of the Casino, and HNOMC, the Manager of the Casino, and their respective duties and responsibilities relative to financial matters, JCC hereby certifies to the veracity of the statements set forth in Sections (b) and (c) below and HNOMC certifies to the veracity of the statements in Sections (a), (b) and (d). All capitalized terms used herein shall have the meaning ascribed thereto in the Casino Contract.

(A) MAINTENANCE OF CASINO BANKROLL - During the Preceding Calendar Quarter, JCC continually maintained funds necessary at the Casino to pay promptly all undisputed winning wagers to Casino patrons without excuse, forbearance or delay and, in fact, has made all such payments to patrons. In connection therewith, JCC has maintained a Casino Bankroll required by the Casino Contract and the Rules and Regulations.

(B) PERFORMANCE AND PAYMENT OF OPERATING EXPENSES - During the Preceding Calendar Quarter, except as noted below relative to the Minimum Payment Guarantor paying certain Daily Payments, JCC paid in full when due, all sums due under the Casino Contract and all other undisputed operating expenses of the Casino of every kind and character (Debt is addressed in Section (c) below) other than sums that JCC has been excused from performance or otherwise received an extension of time, forbearance or delay (limited at this time to expenses due to subsidiaries of Harrah's Entertainment, Inc. ("Harrah's"), which expenses Harrah's agreed to defer during the Preceding Calendar Quarter). Among other expenses, during the Preceding Calendar Quarter, JCC or Harrah's (as the guarantor of the Minimum Payment for the period from April 1, 2000 to March 31,
2001), on JCC's behalf, timely paid (i) all Louisiana Gross Gaming Revenue Share Payments, (ii) any Additional Charges, and (iii) the Daily Payments, all without excuse, forbearance or delay.

(C) PERFORMANCE AND PAYMENT OF DEBT OBLIGATIONS - Based upon the assumptions that: (i) a Minimum Payment Guaranty is timely posted in accordance with the terms of Section 25.1 of the Casino Contract on or before March 31, 2001 for the period from April 1, 2001 to March 31, 2002 (the "4/1 2001- 3/31 2002
Guaranty"), which is the period of time that JCC has under the Casino Contract to post such guaranty; (ii) the existing guarantor continues to make payment of the Daily Payments on JCC's


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behalf through March 31, 2001 as noted in this Section (c) and any Minimum
Payment Guarantor under the 4/1 2001 - 3/31 2002 Guaranty continues to make Daily Payments (provided such a guaranty is timely posted); (iii) any Minimum Payment Guarantor continues to defer repayment by JCC of monies advanced to pay the Daily Payment; and (iv) there is no declaration of default by the banks or bondholders under their respective agreements, JCC will have the continuing ability to pay, exchange, refinance, or extend all Debt that will mature or otherwise become due and payable during the ensuing twelve (12) month period. Should the above assumptions occur, the source for all debt payment obligations payments or deferrals would be from the Initial Plan Financing approved by the Gaming Board on October 20, 1998, and/or such amendments to the Initial Plan Financing or new financing in the future (both subject to Gaming Board approval) and cash flow from operations.

At this time, however, it must be emphasized that while JCC continues to meet all current obligations as set forth in Sections (a), (b) and (d) hereof, based upon, among other things, the existing market, the $100 million payment due to the Gaming Board (which, based on the level of current revenues, is the equivalent of a 43% fee) and the resultant projected financial condition of JCC on a going forward basis beyond March 31, 2001, it appears unlikely that any 3rd party, including Harrah's, will post the 4/1 2001 - 3/31 2002 Guaranty unless and until there is a reduction of the $100 million fee requirement in the Casino Contract and other changes to the capital structure of the business. Again, barring unforeseen financial circumstances and assuming that the existing guarantor continues to make Daily Payments on JCC's behalf through March 31, 2001, JCC continues to have the ability to meet its current obligations (other than agreed upon deferrals).

(D) CAPITAL MAINTENANCE EXPENSES - During the Preceding Calendar Quarter, JCC made all payments when due to the Capital Replacement Fund required by the Casino Contract and the Casino Management Contract, without excuse, extension, forbearance or delay.


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                                   CERTIFICATE

         I hereby certify that the information in Section (b) and (c) above is true and correct to the best of my information and belief.

                  New Orleans, Louisiana, on this 24th day of July, 2000.

JAZZ CASINO COMPANY, LLC AND JCC HOLDING COMPANY, INC.


By:      /s/ L. Camille Fowler
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         Camille Fowler
         Vice President, Finance

Date: July 24, 2000

                  I hereby certify that the information in Sections (a), (b) and
(d) above are true and correct to the best of my information and belief.

HARRAH'S NEW ORLEANS MANAGEMENT CO.

Jay Sevigny
President and Chief Operating Officer

John Schick
Vice President, Finance

By:     /s/ John Schick
   -------------------------
Date: July 24, 2000


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